Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

December 3, 2024

Board of Trustees

Public Storage

701 Western Avenue

Glendale, California 91201

To the addressee referred to above:

We are acting as counsel to Public Storage, a Maryland real estate investment trust (the “Company”), in connection with the public offering of up to $2,000,000,000 aggregate gross sales price of the Company’s common shares of beneficial interest, $0.10 par value per share (the “Offered Shares”), all of which are to be offered and sold by the Company from time to time in accordance with the terms of the Equity Distribution Agreement, dated December 2, 2024, by and among the Company, Public Storage Operating Company, a Maryland real estate investment trust (“PSOC”), and each of the persons named on Schedule 1 and Schedule 2 attached hereto (the “Equity Distribution Agreement”), which, among other things, contemplates that the Company may from time to time enter into one or more letter agreements with each of the persons named on Schedule 2 attached hereto (the “Forward Sale Agreements,” and together with the Equity Distribution Agreement, the “Agreements”), the form of which is attached as Annex II of the Equity Distribution Agreement. Pursuant to the Forward Sale Agreements, the Company may issue additional common shares (the “Forward Settlement Shares,” and together with the Offered Shares, the “Shares”), in settlement of the transactions contemplated by the Forward Sale Agreements. The offering of the Shares by the Company is being made pursuant to a prospectus supplement dated December 2, 2024 and the accompanying base prospectus dated December 2, 2024 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-283556) (the “Registration Statement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company’s Amended and Restated Declaration of Trust. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Hogan Lovells US LLP is a limited liability partnership registered in the state of Delaware. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante Amsterdam Baltimore Berlin Beijing Birmingham Boston Brussels Colorado Springs Denver Dubai Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston Johannesburg London Los Angeles Luxembourg Madrid Mexico City Miami Milan Minneapolis Monterrey Munich New York Northern Virginia Paris Philadelphia Riyadh Rome San Francisco São Paulo Shanghai Silicon Valley Singapore Sydney Tokyo Warsaw Washington, D.C. Associated Offices: Budapest Jakarta Shanghai FTZ. Business Service Centers: Johannesburg Louisville. For more information see www.hoganlovells.com

This opinion letter is based as to matters of law solely on the applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and applicable provisions of the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company and PSOC of the Equity Distribution Agreement, (ii) execution and delivery by the Company of each Forward Sale Agreement relating to any forward purchase pursuant to the Equity Distribution Agreement in the form attached as Annex II to the Equity Distribution Agreement, (iii) authorization by the Company’s Board of Trustees, or authorization by a duly authorized pricing committee thereof, within the limitations established by resolutions duly adopted by the Company’s Board of Trustees and duly authorized pricing committee thereof and in each case made available to us, of the terms pursuant to which the Shares may be sold pursuant to the Agreements, (iv) authorization by a duly authorized executive officer, designated by the pricing committee to approve instruction notices (each, an “Instruction Notice”) under the Agreements, of the terms of the applicable Instruction Notice executed in a manner consistent with the foregoing and pursuant to which the Shares may be sold pursuant to the Agreements, (v) issuance of the Shares pursuant to the terms established by the Board of Trustees and the pricing committee thereof and the terms of the applicable Instruction Notice and (vi) receipt by the Company of the proceeds for the Shares sold pursuant to such terms and such applicable Instruction Notice, the Shares will be validly issued, fully paid and non-assessable.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K on the date hereof relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and speaks as of the date hereof. We assume no obligation to advise of any changes in the foregoing subsequent to the delivery of this letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP

Schedule 1

As Managers

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281

BNP Paribas Securities Corp. 787 Seventh Avenue New York, New York 10019	SMBC Nikko Securities America, Inc. 277 Park Avenue New York, New York 10172

BofA Securities, Inc. One Bryant Park New York, New York 10036	TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

J.P. Morgan Securities LLC 383 Madison Avenue, 6th Floor New York, New York 10179

Schedule 2

As Forward Purchasers

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

BNP Paribas

787 Seventh Avenue

New York, New York 10019

Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

The Bank of Nova Scotia

44 King Street West

Central Mail Room

Toronto, Ontario, Canada M5H 1H1

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

UBS AG London Branch

5 Broadgate

London EC2M 2QS, United Kingdom

Wells Fargo Bank, National Association

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001